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                                                                     EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-94852-99) pertaining to the Atlantic Southeast Airlines, Inc. Investment Savings Plan, and the Registration Statement (Form S-8 No. 33-37304-99) pertaining to the Company's Stock Appreciation Rights
Plan, of our report dated January 31, 1997, with respect to the consolidated financial statements and schedules of ASA Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

ERNST & YOUNG LLP

Atlanta, Georgia
March 27, 1997